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Bank of America Corporation

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Bank of America Corporation Overview of Responsible Growth, Corporate Governance and Executive Compensation Practices, and Environmental and Social Initiatives March 2018

At Bank of America, we live our values, deliver our purpose and drive responsible growth through our eight lines of business Our values Our purpose Responsible growth Eight lines of business Deliver together To help make financial lives We must grow and win in the Serving the core financial needs of better, through the power of every market - no excuses people, companies and Act responsibly connection institutional investors through Realize the power of our We must grow with our customer-people eight lines of business focused strategy Trust the team We must grow within our risk framework We must grow in a sustainable manner We’re better when we’re connected®

Executive Summary Strong execution and sustained investment has enabled us to establish and maintain industry leading positions across our businesses and meaningfully increase capital return to shareholders We remain focused on responsible growth, with a straightforward business model underpinned by a sound capital structure and reduced risk Our Board is comprised of highly engaged members whose independence, expertise, and experience are directly relevant to the needs of our business, long term strategy, and evolving industry Robust Board evaluation process allows for effective Board oversight, and drives regular, thoughtful Board refreshment Our rigorous compensation program and performance assessment process align pay with performance and encourage long term focus Our environmental, social, and related governance (ESG) initiatives are integrated into our eight lines of business so that we are growing the right way As part of our focus on being the best place to work for our employees, in early 2018 we provided additional disclosure regarding our commitment to equal pay for equal work and implemented a new policy that restricts how we solicit compensation information from candidates during the hiring process Our Board recommends voting for all management proposals against the stockholder proposal 3

Strong Execution Across Our Business in 2017 2017 Financial Highlights 2017 Business Highlights (Comparisons to 2016, except per share data) (Comparisons to 2016) We delivered positive operating leverage for 12 consecutive quarters 2017 2017 Adjusted for Tax Act 1 We grew average deposits by 3% and loans in business segments by 6% Reported 4% 5% We originated $51 billion in mortgages and $17 billion in home equity Revenue $87.4B $88.3B loans 2% We increased Merrill Edge brokerage assets 22% to a record $177 billion 18% Net We increased assets under management 22% to a record $1.1 trillion $18.2B $21.1B Income We maintained our #3 global investment banking fee ranking and 23% recorded our best year for advisory fees since the Merrill Lynch merger Diluted 5% EPS $1.56 $1.83 We raised $864 billion in capital on behalf of clients We recorded positive trading revenue every day in 2017 Managed Credit Exposures in Line with Responsible Growth Increase in Capital Returned to Common Shareholders Total net charge offs ($ in billions) Total capital returned to common shareholders ($ in billions) Dividends per share $34.3 $18 $16.8 $0.8 $15 $0.6 $12 $9 $7.7 $0.39 $0.4 $6 $4.5 $0.25 $3.6 $2.9 $0.20 $0.2 $4.0 $3 $0.12 $0.04 $0 $0.0 2013 2014 2015 2016 2017 2010 2011 2012 2013 2014 2015 2016 2017 ____________________ 1 Represents a non GAAP financial measure. Adjusted to exclude a one time charge resulting from the Tax Cuts and Jobs Act (the “Tax Act”). 4

Annual Business Results Net Income (Loss) ($B) 1 Consumer Banking GWIM Global Banking Global Markets All Other $8.2 $7.2 $7.0 $5.7 $3.8 $3.1 $3.3 $2.8 2016 2017 ($1.7) ($3.3) FY 2017 Consumer Banking GWIM Global Banking Global Markets Return on Avg. 22% 22% 17% 9% Allocated Capital Efficiency Ratio 2 52% 73% 43% 67% Total Stockholder Return (TSR) 1-Year 3-Year 168.1% 5-Year 72.2% 138.9% 137.2% 35.7% 108.1% 22.6% 45.4% 46.4% 20.3% 17.5% 21.8% 38.3% 74.9% 23.9% Bank of Primary US G-SIB ALL G-SIB S&P 500 America Competitor average average Index Bank of Primary US G-SIB ALL G-SIB S&P 500 Bank of Primary US G-SIB ALL G-SIB S&P 500 Group America Competitor average average Index America Competitor average average Index average Group Group average average ____________________ 1 Reported on a GAAP basis. On a fully taxable-equivalent basis (FTE), net loss for 2017 was ($.4B). 2 FTE basis. 5

Board Composition Provides the Right Skills and Experience to Oversee Our Business and Strategy The Corporate Governance Committee regularly assesses Board composition and utilizes a robust, proactive refreshment process so that Board skill sets and expertise closely align with the needs of the business Valuable Range of Expertise, Diversity & Perspectives Key Board Statistics 1 Cybersecurity, Government, Audit/Financial Public Company New independent directors Technology and Public Policy, and Reporting Board Service joined Board since 2012 Information Security Regulatory Affairs 10 Risk Management, Annual Meeting Environmental, Leadership of Business including Credit, Social, and Complex, Highly Development Operational and Of 15 directors are Governance (ESG) Regulated Businesses Reputational Risk 14 independent Consumer, Financial Services Marketing and Retail Corporate, and Strategic Planning Experience Distribution Investment Banking 9 Directors with CEO Corporate Global Perspective Human Capital Succession Planning experience Governance Management Gender, Racial, and Ethnic Diversity Year average director 6.1 tenure 2, well below the 5 are women 8.7 year S&P 500 average 3 Diverse 2 are African American 47% Of directors have served as 33% senior executives at 1 is Hispanic financial institutions ___________________ 1 As of March 2018, except as otherwise noted. 2 Calculated by full years of completed service based on date of initial election as of our 2018 annual meeting date. 3 2017 Spencer Stuart Board Index. 6

Interconnected Governance Practices Continue to Strengthen Our Board’s Effectiveness Independent Oversight Lead Independent Director responsibilities extend beyond those of a traditional lead director Independent directors meet privately in executive session at each regularly scheduled Board meeting (16 executive sessions in 2017) Board formally reviews CEO and senior management succession and development plans at least annually, and assesses candidates during Board and committee meetings and in less formal settings Director Recruitment Self Evaluations Board is committed to regular refreshment in alignment Board and committees conduct intensive and thoughtful with our long term strategy annual self evaluations - directors provide feedback on Board effectiveness, with emphasis on areas including Board has continuously enhanced the director Board composition, focus, culture, and process recruitment and selection process, resulting in an experienced, diverse group of nominees Confirm the appropriate mix of Board skills to oversee the execution of our strategy through self evaluations Utilize a formalized process to assess candidates, including reviewing existing time commitments, any Regular Board assessment of optimal leadership potential conflicts of interest, and independence structure Rigorous director on boarding and education processes Gain stockholder feedback on our governance practices complement this enhanced recruitment process through robust outreach 7

Lead Independent Director with Robust and Well defined Responsibilities The authority, duties and responsibilities of Jack Bovender, our Lead Independent Director, provide robust independent Board leadership and oversight Board Leadership Board Culture Presides at all meetings when Chairman is not present Serves as a liaison between CEO and independent directors Calls meetings of independent directors Establishes relationship with CEO, providing support, advice and feedback Provides leadership if CEO/Chairman’s role may be in conflict Acts as a “sounding board” and advisor to CEO Board Focus Board Meetings Helps provide that our Board focuses on key issues facing Bank of Plans, reviews and approves Board meeting agendas and schedules in America coordination with CEO Assists in promoting corporate governance best practices Advises CEO of Board information needs, and approves information sent Contributes to annual performance review of CEO and participates in to Board CEO succession planning Develops discussion topics for Board executive sessions Board Performance & Development Stockholders & Other Stakeholders Promotes efficient and effective Board performance and functioning Is available for consultation and direct communication, to the extent Consults with Corporate Governance Committee on annual Board requested by major stockholders self evaluation Regularly communicates with primary bank regulators to discuss Provides guidance on ongoing director development appropriateness of Board’s oversight of management and company Consults in identification and evaluation of director candidates, committee members and committee chairs Regularly speaks with our CEO and holds bi weekly Holds monthly calls with our primary bank regulators calls to discuss Board meeting agendas and discussion Active, Highly topics, schedules, and other Board governance Meets at least quarterly with management members Engaged Lead matters Plays a leading role in our stockholder engagement Independent Director Speaks with each Board member at least quarterly to process; in 2017 and in early 2018, personally met receive input on Board agendas, Board planning with investors who own more than 36% of our matters, and related topics of management oversight outstanding shares 8

Disciplined Performance Evaluation and Incentive Compensation Decision Processes Pay for Performance Philosophy and Compensation Risk Management Drive Evaluation Process and Compensation Structure Independent Review Variable Pay is Subject to Ongoing Comprehensive Performance Evaluation and Approval Performance Measurement Full year assessment of financial results and The Compensation and Benefits Annual Incentives executive contributions to performance Committee’s decisions are determined on a year over year basis after taking into Cash Settled Company, line of business, and individual performance account numerous factors identified in Value subject to one year stock Restricted (financial and non financial measures) our 2018 Proxy Statement Stock Units price performance Manner in which results are achieved, adherence to risk (CRSUs) 2 Based on multi faceted performance and compliance policies, and quality of earnings driving culture of responsible growth assessment, including feedback from independent control functions, the Deferred Incentive Accountability in driving a strong risk management culture Committee provides a compensation recommendation to independent Company performance relative to established risk metrics directors 1 Re earn subject to three year performance of average return Company performance relative to primary competitor Performance on assets and average growth group Independent Board members evaluate Restricted of adjusted tangible book the Committee’s recommendation Scorecard assessment of performance against Stock Units value; value subject to three the pillars of responsible growth If recommendation appropriately aligns (PRSUs) year stock price performance; pay to performance, independent awards are stock settled and directors provide approval subject to holding Grow and Win in the Grow within our Risk Market Framework Independent compensation consultant informs deliberations Time Based Value subject to three year stock Grow with our Customer Grow in a Sustainable Focused Strategy Manner Restricted price performance; awards are Stock Units stock settled and subject to (TRSUs) holding ___________________ 1 Only CEO compensation requires approval from all independent directors; compensation for named executive officers (NEOs) is approved by the Committee only. 2 Only CEO receives CRSUs; other NEOs receive an annual cash incentive. 9

Executive Compensation Program Aligns Pay and Performance As supported by 95.6% Say on Pay vote for our 2016 executive compensation program and input from our stockholder engagement 2017 Compensation Elements 2017 CEO Pay Mix Base Reflects job scope, experience, and market comparable 93.5% Salary positions variable pay directly links to company CRSUs performance For Stock price performance measured over CEO 1 year vesting period Annual 46.7% Incentive linked to 3 yr performance For all Annual Cash Incentive against key metrics other Company and individual performance (TBV and ROA) NEOs measured over applicable performance year TRSUs 50% Aligned with sustained longer term stock price performance; vest ratably over 3 years of shares earned must be held 50% of net after tax shares must be held until retirement through 1 yr post retirement (+1 year for CEO) (net of taxes) PRSUs PRSUs are “re earned” by achieving future performance PRSU goals are meaningful and aligned with strong company Deferred goals and are forfeited if results are below minimum results goals at the end of the performance period Incentive In 2017, the Committee increased the three year average ROA Performance metrics (50/50 weighting): average Return goals by 10 bps at each level in consideration of strong company on Assets (ROA) and average Growth in Adjusted Tangible performance Book Value (TBV) PRSU results are not adjusted the impact of legacy litigation, for 3 year performance period fines, penalties; 2017 results not adjusted for $2.9B Tax Act Metrics support responsible growth and shareholder value growth charge 3 of the 5 PRSUs that have completed their performance periods 50% of net after tax shares earned must be held until since the awards were introduced in 2011 earned below target, retirement (+1 year for CEO) illustrating that pay is aligned with performance 10

Governance & Compensation Practices Informed by Stockholder Feedback Governance and compensation practices reflect ongoing Board review of best practices and stockholder input What We Do / What We Don’t Do Right to proxy access at a 3%/3 year ownership threshold X Supermajority provisions Incentive Compensation Forfeiture & Recoupment Disclosure Policy X Severance or change in control agreements for executive officers Strong, well defined Lead Independent Director Role X Multi year guaranteed incentive awards Right to call special meeting at 10% ownership threshold Severance benefits to our executive officers exceeding two X Annual election of directors with a majority vote standard times base salary and bonus without stockholder approval X Accrual of additional retirement benefits under any Robust stock ownership and retention requirements supplemental executive retirement plans Review feedback from independent control functions in performance evaluation and compensation decisions X Excise tax gross ups or single trigger vesting of equity based awards upon change in control Prohibition on hedging and speculative trading of company X Adjust PRSU results for the impact of legacy litigation, fines, securities by directors and executive officers and penalties Our Corporate Governance Committee regularly evaluates potential updates to our Corporate Governance Guidelines; for 2017 this included: As part of overall Board leadership succession planning, Increasing director retirement age from adopting a formal Lead Independent Director and Chairman 72 to 75 to expand the pool of potential director candidates emergency succession policy 11

Our people are the foundation for responsible growth

We give our employees the support they need so they are able to make a genuine impact and contribute to sustainable growth of our business and the communities we serve

We deliver on our promise of being a great place to work by:

- Being an inclusive workplace for our diverse employees around the world
- Creating opportunities for employees to develop and grow
- Recognizing and rewarding performance
- Supporting employees' financial, physical and emotional wellness

More than **50%** of our global workforce are women and more than **45%** of our U.S.-based workforce is racially and ethnically diverse

Kept medical premiums flat for six years for employees earning <$50,000 per year

Bank of America employees gave nearly **2 million** volunteer hours and donated nearly **$30M** to help improve communities in 2017

Helped more than **16,000** employees find new roles within the company in 2017. More than **17K** managers engaged in manager development training in 2017

Since 2010, average annual compensation increases for U.S.-based workforce have out-paced average U.S. national wage growth; all but highest-paid 10% grown at least **twice the rate** of U.S. national average

To **share our success**, at the end of 2017, U.S. employees making $150,000 or less per year in total compensation—**about 145,000 employees—received a one-time bonus of $1,000**. In early 2018, we also extended a cash bonus to non-U.S. employees and a special, long-term restricted stock award to employees with total compensation greater than $150,000 to $250,000. Together, **over 90% of employees received special awards**

Equal Pay for Equal Work

- In our most recent review of total compensation for U.S. and UK employees (~80% of our global workforce), results showed that **compensation received by women is equal to on average 99% of that received by men**
- Also showed that **compensation received by minority teammates is equal to on average 99% of non-minority teammates**
- These results continue to inform our pay-for-performance practices, including how we **continue to bridge gaps** that exist or may exist, and our overall efforts to **continue to attract, develop and advance women and racially or ethnically diverse employees**
- Implemented a **policy restricting how we solicit compensation information from candidates during the hiring process**, to help ensure we consider new hires' qualifications, roles and performance, rather than past compensation

Named number 26 on Fortune magazine's **100 Best Workplaces for Diversity**	Named number 46 on Fortune magazine's **50 Best Workplaces for Parents**	Included as a leader for the third year in a row in the **Bloomberg Financial Services Gender-Equality Index**	Awarded the **2017 "Outie" Award for Workplace Excellence** from Out & Equal

Company goals are aspirational and not guarantees or promises that all goals will be met. Certain statistics and metrics included in this document are estimates and may be based on assumptions or developing standards.

Bank of America
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Driving responsible growth for long term sustainability Integrated across our eight lines of business - our ESG focus reflects our values, presents tremendous business opportunity and allows us to create shared success with our clients and communities FOCUS AREAS PROGRESS / KEY INITIATIVES Investing in the transition to a low Nearly $66 billion delivered towards our goal of investing $125 billion by 2025 carbon economy for low carbon and sustainable businesses Leading underwriter of green bonds in the industry since 2007 and the leading Financing sustainable projects, energy provider of tax equity investment in solar and wind power since 2015 efficiency, greenhouse gas emissions Environment Our 2020 environmental goals: 100% carbon neutral; 100% renewable Reducing our environmental footprint electricity; 50% reduction in greenhouse gas emissions Advancing economic and social progress More than $4 billion in loans, tax credit equity investments and other real estate development solutions to create housing in low and moderate income Offering responsible products and communities services Provided more than $1.5 billion in 260 community development financial Creating a supportive and inclusive institutions in all 50 states, Puerto Rico, and the District of Columbia Social workplace Delivered nearly $200 million in philanthropic investments in 2017 Hold quarterly management ESG Committee meetings to discuss issues central to our ESG approach with regular updates to our Board Holding ourselves accountable Convened the National Community Advisory Council twice in 2017 to receive Managing risk well input on business practices, products and risks Conducted stakeholder review of our Environmental and Social Risk Policy Providing transparency Governance Framework which provides a view of how our company manages environmental and social risks most relevant to our business Euromoney’s World’s Best Bank for CDP Climate A List for leadership in Industry leader in the “Banks” Best Environmental, Social and #2 on Fortune’s 50 Best Workplaces Corporate Social Responsibility greenhouse gas emissions category of Just Capital’s America’s Governance (ESG) Bank in Asia for Giving Back in 2018 list and for Advisory services management and reporting Most JUST Companies by The Asset magazine Company goals are aspirational and not guarantees or promises that all goals will be met. Certain statistics and metrics included in this document are estimates and may be based on assumptions or developing standards. 13

Our Board recommends voting FOR each of the management proposals: No. 1 - Election of 15 Directors No. 3 - Ratification of Independent Our Board is committed to regular renewal and refreshment; our Registered Public Accounting Firm Board has continuously enhanced the director recruitment and The Audit Committee has appointed PwC as selection process, giving us an experienced and diverse group of our independent registered public nominees accounting firm for 2018 Our Board is committed to objective, independent leadership for Our Board is seeking stockholders’ our Board and each of its committees ratification of PwC’s appointment Our Board views the objective, independent oversight of management as central to effective Board governance, to serving Our Board recommends voting the best interests of our company and our stockholders, and to executing our strategic objectives and creating long term value AGAINST the stockholder proposal: No. 2 - Advisory “Say on Pay” Vote No. 4 - Independent Board Chairman The Board should retain the flexibility affirmed by the stockholder Our compensation philosophy ties our executive officers’ pay to votes in 2015 and 2017 to determine the most effective company, line of business, and individual performance over the leadership structure based on applicable circumstances and needs short and long term Our Board leadership structure and governance practices already Our executive compensation program provides a mix of salary, provide strong independent Board oversight incentives, and benefits paid over time that we believe aligns executive officer and stockholder interests The Board regularly evaluates and reviews the Board’s leadership structure and seeks and considers feedback from stockholders A majority of total variable compensation granted to named executive officers is deferred equity based awards, further No conclusive evidence demonstrating that an independent encouraging long term focus on generating sustainable results for Chairman ensures superior governance or performance our stockholders Board flexibility to determine the optimal leadership structure is the norm at other large companies 14